EXHIBIT 10.1

CONSULTING AGREEMENT

THIS AGREEMENT made as of April 1st, 2009.

BETWEEN

MINERA FARELLON LTDA. (the "Consultant")
Baldomero Lillo 3260
Vallenar, Huasco
III Region, Chile

Email: kevinmitchell@entelchile.net

AND

MINERA POLYMET LTDA. (the "Client")
Claudio Arrau 3277
Vallenar, huasco
III Region, Chile

Email: polymetltda@gmail.com

WHEREAS:

A.	The Client is in the business of resource exploration and development.

B.	The Consultant and its personnel have certain knowledge and expertise in the area of the Client’s business.

C.
The Client and the Consultant have agreed that the personnel of the Consultant are available to provide consulting services to the Client as independent contractors and not as employees, from time to time as required by the Client and on the terms and conditions below.

In consideration of the foregoing and of the following mutual promises, the parties agree as follows:

1.	Engagement

The Consultant will provide consulting services to the Client In accordance with the terms and conditions of this Agreement (the "Services").

2.	Term

The term of this Agreement will be from the date stated above until and including December 31, 2009, unless terminated according to any of the provisions listed in section 3.  The parties may extend the term of this agreement by written agreement at least 60 days prior to the termination date of this agreement.

3.	Termination

(a)	The parties may terminate this agreement at any time by mutual consent.

(b)	The Client may terminate this agreement immediately if the Consultant (or any of its personnel) fails to:

(i)	abide by all policies of the Client, which the Client has delivered to the Consultant in writing;

(ii)
comply with Client’s reasonable instructions, where written notification of failure to comply with instructions has been given to the Consultant and the failure is not remedied by the Consultant (or its personnel) within a reasonable period of time after receiving written notice of the failure, or

(iii)
abide by all government policies, instruments, regulations, laws and legislation applicable to its business including, but not limited to, health and safety, labour, environmental, natural resource, mining and securities laws.

4.	Compensation And Reimbursement

(a)	The Client will pay the Consultant for the Services according to the rates listed in Schedule B (the “Fees”). Any Fees not listed in Schedule B will be approved on a project by project basis.

(b)
The Client will have the option of supplying the equipment or accommodation set out in Schedule B and the Client will not be charged any Fees in respect of equipment or accommodation which may be supplied by the Client.

(c)
The Consultant will submit invoices to the Client for the Fees from time to time and the Client will pay the balance within 30 days of such invoices being submitted.  The Client will notify the Consultant within 21 days if the Client disputes any invoice.

(d)	The Client will reimburse the Consultant for any approved, out-of-pocket expenses that the Consultant incurs on behalf of the Client.

(e)	All fees and payments included in this agreement will be in Chilean Pesos.

5.	The Services

(a)
During the term of this Agreement, the Consultant agrees to provide the Services to the Client, including providing the employees and/or contractors set out in Schedule A to perform the Services when required by the Client.

(b)
The Consultant will ensure that all Services are provided by the employees and/or contractors as specified in Schedule A and, in particular, that Kevin Mitchell will devote his time and attention to providing the Services as is necessary for the business and affairs of the Client and as set out in Schedule A. The Consultant will use only the employees and/or contractors specified in Schedule A for the Services and will notify the Client of any change in personnel.

(c)	The Consultant will provide its services and the services of Kevin Mitchell exclusively to the Client unless the Client consents in writing to their providing their services to another.

6.	Covenants of the Consultant

(a)
The Consultant will faithfully serve and use its best efforts to promote the interests of the Client and will not use any information it may acquire with respect to the business and affairs of the Client or its affiliates for its own purposes or for any purposes other than those of the Client or its affiliates.

(b)
The Consultant will not disclose to anyone any confidential information with respect to the business or affairs of the Client except as may be necessary or desirable to further the business interests of the Client. This obligation survives the expiry or termination of this Agreement.  “Confidential Information” includes all data and information that ought to be considered confidential from its nature and includes information that may originate from the Consultant, the Client or a third party, whether or not in written form or designated as confidential.  Confidential Information includes, without limitation, information relating to the current or proposed business plans of the Client, financial information, geological information, real estate information, and personnel information.  Confidential Information does not include information that is available to the public or in the public domain (meaning readily accessible to the public in written publications without breach of this or similar agreements) at the time of disclosure or use, without breach of this Agreement.  Confidential Information also does not include information which is required to be disclosed by any law, regulation, governmental authority or court, provided that before disclosure is made, notice of the requirement is provided to the Client.

(c)
The Consultant agrees that all Confidential Information in the possession of the Consultant or any of its personnel is the property of the Client, and that all such Confidential information and all copies in any medium will, whenever requested by the Client, be surrendered to the Client or destroyed by the Consultant.

(d)
The Consultant agrees to act in accordance with any policy of the Client, which the Consultant acknowledges having received, with all reasonable instructions relating to the Services by the senior officers or board of directors of the Client, and with all government policies, instruments, regulations and laws applicable to the Client and its business.

(e)
The Consultant agrees that project generation services will be for the Client exclusively and the Consultant will not offer any property or project to any other person or entity unless the Client consents in writing.

7.	Covenants of the Client

The Client will abide by all legislation applicable to its business, including but not limited to health and safety, labour, environmental, and natural resource laws.

8.	Disclosure Consent

The Consultant acknowledges and consents to the disclosure of the personal information of its personnel providing the Services by the Client as required by law, and confirms that it has advised the personnel of such potential disclosure and has obtained their consent to such disclosure.

9.	Applicable Law

This Agreement will be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties will be governed by, the laws of the Chile, and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Chile.

10.	Execution

The parties may execute this Agreement in counterparts and deliver them and any notices under it to each by fax or email, with the same effect as if both parties had signed and delivered the same document; and all counterparts, when executed and delivered, constitute one original document.

11.	Time Is Of The Essence

Time is of the essence of this Agreement.

12.	Notice

All notices required under this Agreement will be in writing, and sent by fax or email or hand delivery.  A notice sent by fax or email will be deemed to have been received on the business day after it is sent.  A notice sent by hand delivery will be deemed to have been received on the date of actual delivery to the applicable address, either to the individual named or to an individual with apparent authority to accept deliveries.  Notices of change of address will also be governed by this section.  The address for service of the respective parties is as shown on page 1.

13.	Miscellaneous

(a)	This Agreement may only be amended or modified in writing signed by signing authorities of both the Client and the Consultant.

(b)	This Agreement constitutes the entire agreement between the parties.

(c)
Each provision of this agreement constitutes a separate and distinct covenant and can be severable from all other such separate and distinct covenants contained in this agreement. Any provision of this agreement which is prohibited or unenforceable in any jurisdiction will be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this agreement, all without affecting the remaining provisions of this agreement or affecting the validity or enforceability of such provision in any other jurisdiction

As evidence of their agreement to the foregoing terms and conditions, the parties hereto have executed this Agreement as of the day written above by the hands of their duly authorized officers.

MINERA POLYMET LTDA.

Per /s/ Kevin Mitchell
Kevin Mitchell

MINERA FARELLON LTDA.

Per /s/ Kevin Mitchell
Kevin Mitchell

Kevin Mitchell personally agrees to provide his services exclusively to Client, whether through Consultant or otherwise, as described in the foregoing agreement.

Per /s/ Kevin Mitchell
Kevin Mitchell

SCHEDULE A – SERVICES

Kevin Mitchell	Project Generation, Logistics and Administration	As required
Amelia Mansur	Administration, Logistics	As required
Javier Cortes	Accounting	As required
Labour	Miscellaneous Casual Labour	As required
Furnished Field House & Office	Rent, Utilities, Phone/Internet/Cable, Housekeeping
Core Yard	Rent, Utilities
Ford Ranger 4x4 Truck - Grey	Rental, Registration, Licensing, Insurance, maintenance

SCHEDULE B – PROFESSIONAL AND OTHER FEES

Service Item	Unit Description	Cost per Unit
Professional Fees
Project Generation and admin	per month	$1.800.000
Other Fees
Field House & Office	per month	$550.000
Ford Ranger 4x4 Truck – Grey	per month	$550.000
Ford Ranger 4x4 Truck – Grey	per month	$550.000